SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 30, 2013
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 30, 2013, Piper Jaffray Companies (the “Company”), through its wholly owned subsidiary Piper Jaffray Asset Management Inc. (the “Seller”), completed the sale of 100% of the outstanding equity interests of Fiduciary Asset Management LLC, a wholly owned subsidiary of the Seller (“FAMCO”), to The Wiley Angell Family Trust and Wiley D. Angell, Chief Executive Officer and Chief Investment Officer of FAMCO, for consideration of $4 million pursuant to the previously reported Agreement of Purchase and Sale entered into by the parties on March 8, 2013 (the “Agreement”).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2013.

Item 9.01.Financial Statements and Exhibits.

(d)   Exhibits.

No.	Description
2.1
Agreement of Purchase and Sale dated March 8, 2013 among Piper Jaffray Asset Management Inc., Piper Jaffray Companies, Fiduciary Asset Management LLC, The Wiley Angell Family Trust, and Wiley D. Angell (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on March 11, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: April 30, 2013	By	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
2.1	Agreement of Purchase and Sale dated March 8, 2013 among Piper Jaffray Asset Management Inc., Piper Jaffray Companies, Fiduciary Asset Management LLC, The Wiley Angell Family Trust, and Wiley D. Angell	(1)

(1) Filed as Exhibit 2.1 to the Company's Form 8-K filed on March 11, 2013, and incorporated herein by reference.